As filed with the Securities and Exchange Commission on August 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	73-1521290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of Principal Executive Offices)	(Zip Code)

GULFPORT ENERGY CORPORATION

2019 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Full title of the plan)

Patrick K. Craine

General Counsel and Corporate Secretary

Gulfport Energy Corporation

3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

(405) 252-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Clinton W. Rancher

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	5,000,000	$2.60	$13,000,000	$1,575.60

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of common stock, par value $0.01 per share, of Gulfport Energy Corporation (“Common Stock”) as may become issuable under the Gulfport Amended and Restated 2019 Stock and Incentive Plan (the “Plan”) as a result of the antidilution and similar provisions thereof.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on August 23, 2019.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 relates to the registration of 5,000,000 additional shares (the “Shares”) of common stock, par value of $0.01 per share (“Common Stock”), of Gulfport Energy Corporation (“Gulfport” the “Company”), issuable pursuant to the Gulfport Energy Corporation 2019 Amended and Restated Stock Incentive Plan (as amended and restated, the “Plan”), which amendment and restatement, at the recommendation of the Gulfport Board of Directors, was approved by the stockholders of the Company on June 6, 2019. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 12,500,000 shares, which includes the shares previously registered under the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) by Gulfport (collectively, the “Prior Registration Statements”):

(a) Registration Statement on Form S-8 (No. 333-55738) filed on February 16, 2001 registering 627,337 shares of Common Stock;

(b) Registration Statement on Form S-8 (No. 333-129178) filed on October 21, 2005 registering 777,269 shares of Common Stock;

(c) Registration Statement on Form S-8 (No. 333-135728) filed on July 12, 2006 registering 1,595,394 shares of Common Stock; and

(d) Registration Statement on Form S-8 (No. 333-206564) filed on August 25, 2015 registering 4,500,000 shares of Common Stock.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and the Company is filing this Registration Statement to register the Shares pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except that the provisions contained in such Prior Registration Statements are modified as set forth herein.

PART II

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

4.2	Certificate of Amendment No. 1 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form 10-Q, File No. 000-19514, filed by the Company with the SEC on November 6, 2009).

4.3	Certificate of Amendment No. 2 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 23, 2013).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 12, 2006).

4.5	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 23, 2013).

4.6	Second Amendment to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on May 2, 2014).

4.7	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

4.8	Registration Rights Agreement, dated as of February 17, 2017, by and between Gulfport Energy Corporation and Vitruvian II Woodford, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on February 24, 2017).

4.9	2019 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, File No. 000-19514, filed by the Company with the SEC on April 30, 2019).

5.1*	Opinion of Baker Botts L.L.P. with respect to legality of securities.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

24.1*	Power of Attorney (set forth in the signature page of this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on August 28, 2019.

GULFPORT ENERGY CORPORATION

By:	/s/ Patrick K. Craine
Patrick K. Craine General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick K. Craine and Quentin R. Hicks, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Wood David M. Wood	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2019

/s/ Quentin R. Hicks Quentin R. Hicks	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 28, 2019

/s/ David L. Houston David L. Houston	Chairman of the Board	August 28, 2019

/s/ Deborah G. Adams Deborah G. Adams	Director	August 28, 2019

/s/ Craig Groeschel Craig Groeschel	Director	August 28, 2019

/s/ C. Doug Johnson C. Doug Johnson	Director	August 28, 2019

/s/ Ben T. Morris Ben T. Morris	Director	August 28, 2019

/s/ Scott E. Streller Scott E. Streller	Director	August 28, 2019

/s/ Paul D. Westerman Paul D. Westerman	Director	August 28, 2019